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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  April 8, 1999


                            NTL COMMUNICATIONS CORP.
               (Exact name of Registrant as Specified in Charter)


Delaware                         0-22616                    52-1822078
(State or Other Jurisdiction     (Commission                (IRS Employer
of Incorporation)                File Number)               Identification No.)


110 East 59th Street, New York, New York                           10022
(Address of Principal Executive Offices)                         (Zip Code)


Registrant's telephone number, including area code:  (212) 906-8440



          (Former Name or Former Address, if Changed Since Last Report)
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ITEM 5.           OTHER EVENTS

                  On April 8, 1999, NTL Communications Corp. announced that it had priced an issue of pound sterling 330 million of 9 3/4% Senior Deferred Coupon Notes due 2009 (the "Notes"). The Notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and unless so registered, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the Notes were offered and sold within the United States pursuant to Rule 144A under the Securities Act only to "qualified institutional buyers" and outside the United Sates in accordance with Regulation S under the Securities Act. In connection with that offering, NTL included in its offering memorandum certain unaudited pro forma financial data. That data is attached hereto as Exhibit 99.1.

ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

(c)      Exhibits.


         Exhibit 99.1      Unaudited Pro Forma Financial Data



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NTL COMMUNICATIONS CORP.


                                       By: /s/ Richard J. Lubasch
                                       Name:  Richard J. Lubasch
                                       Title:  Senior Vice President, General
                                                Counsel and Secretary

Dated:  April 12, 1999



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                                  EXHIBIT INDEX


Designation                            Description

   99.1                          Unaudited Pro Forma Financial Data



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